UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 14, 2023

WOLF ENERGY SERVICES INC.
(Exact name of registrant as specified in its charter)

Florida	000-30454	65-0742890
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	903-392-0948

________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company

☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2023, the Board of Directors of Wolf Energy Services Inc. (the “Company”) approved an amendment to the Company’s By-Laws, effective immediately, to (i) reflect the Company’s recent name change to Wolf Energy Services Inc. and (ii) remove Section 10.06, in its entirety, eliminating the exclusive forum provision therein. Prior to the amendment, Section 10.06 provided that unless the Company consented in writing to the selection of an alternative forum, the sole and exclusive forum for certain claims or actions was a state or federal court located in the county in which the principal office of the Company in the State of Florida is established. A copy of the By-Laws is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

3.2	Amendment to Bylaws dated April 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLF ENERGY SERVICES INC.

Date: April 17, 2023	By: /s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and Chief Financial Officer